EXHIBIT 5.1



                                October 24, 2000



Support.com, Inc.
575 Broadway
Redwood City, CA 94063


         Re:      Registration Statement on Form S-8


Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 to be filed by Support.com, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 8,810,200 shares of the common stock of the Company pursuant to the Support.com, Inc. Amended and Restated 1998 Stock Option Plan, the Support.com, Inc. 2000 Omnibus Equity Incentive Plan and the Support.com, Inc. 2000 Employee Stock Purchase Plan (together the "Plans"), it is our opinion that such shares, when issued and sold in accordance with the Plans, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                             Very truly yours,

                                             /s/ PILLSBURY MADISON & SUTRO LLP


E-01788